UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 18, 2015, David O’Connor, President and Chief Executive Officer of The Madison Square Garden Company (the “Company”), entered into an aircraft time sharing agreement (the “Timesharing Agreement”) with a subsidiary of the Company (the “Timesharor”), pursuant to which Mr. O’Connor may lease an aircraft from the Timesharor for limitied personal use. Mr. O’Connor will pay for the actual expenses of each flight as listed in the Timesharing Agreement, but not exceeding the maximum extent permitted under Federal Aviation Administration (“FAA”) rules. A copy of the Timesharing Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Mr. O’Connor also has access to certain aircraft with respect to which the Company and its subsidiaries have timeshare arrangements. Pursuant to FAA rules, the Company and its subsidiaries are not permitted to pass along their timeshare costs for such flights to Mr. O’Connor. Mr. O’Connor is responsible to pay taxes on income imputed for such use pursuant to the Standard Industry Fare Level rate established by the U.S. Department of Transportation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Time Sharing Agreement, dated as of December 18, 2015, between MSG Sports & Entertainment, LLC and David O’Connor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: December 18, 2015